EXHIBIT 4.4
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                  CONSULTANT AGREEMENT
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  CONSULTANT AGREEMENT, dated as of September 30, 1999,
     between Unico, Inc., a Delaware corporation (the
     "Company") and Andrei D. Sirbu, (the "Consultant").
     The parties hereto agree as follows:
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  1.  Consulting.
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       (a) Agreement to Consult.  Upon the terms and
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  subject to the conditions of this Agreement, the Company
  shall hereby hire the Consultant and the Consultant
  hereby agrees to be hired by the Company.
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       (b) Term of Consulting.  The Company shall hire the
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  Consultant pursuant to the terms hereof for the period
  commencing on the date Consultant begins exclusive
  Consulting with the Company (the "Start Date"), which
  shall be the earliest date reasonably possible for
  Consultant, and ending on June 7, 2000, provided that
  the Consultant's consulting with the Company shall be
  deemed to be automatically renewed upon the same terms
  and conditions for an additional three-month period on
  each of June 7, 2000, August 7, 2000, November 7, 2000
  and March 7, 2001 unless either party hereto shall
  have given the other party written notice that such
  party does not intend to renew the Agreement as of
  such date at least thirty (30) days in advance of the
  date on which this Agreement would otherwise
  automatically be renewed. The period during which the Consultant is hired pursuant to this Agreement, including any renewal thereof in accordance with this Section
  (1)(b), shall be referred to as the "Consulting Period."
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  2.  Consulting work.
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       During the Consulting Period, the Consultant shall
  act as VP of Technical Operations and head of the High-Technology Research Department of the Company and
  the Consultant shall have the duties, responsibilities
  and obligations customarily assigned to individuals
  serving in the position or positions in which the
  Consultant serves hereunder. The Consultant shall
  report to the Director of Business Development of the
  Company.  Rights to all tangible, intangible and
  intellectual property including, but not limited to Copyrights, Patents and Trade Marks that the
  Consultant produces during the Consultant period
  belongs and will after any termination of the
  Consulting period belong to the Company, and the
  Consultant and the Company hereby agree to draft a
  detailed agreement at a later stage in regard to that
  matter.  The Consultant shall devote his full time to
  the services required of him hereunder, except for
  vacation time and reasonable
  periods of absence due to sickness, personal injury or
  other disability, and shall use her best efforts,
  judgment, skill and energy to perform such services in
  a manner consonant with the duties of his position and to improve and advance the business and interests of the
  Company.
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  3.  Compensation Fee.
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       The Company shall pay the Consultant a fee of 6,300
  shares of Common stock of the Company (NASD-OTC:UICO)
  for the first period ending June 7, 2000.  Following
  renewal of the Consultant agreement the parties hereto
  agree to re-negotiate the number of shares, a lump
  sum, or a combination of both, as the case may be.
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  4. Non-competition and Confidentiality.
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       (a) Non-competition.  If the Consultant's Consulting
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  with the Company terminates during the Consulting Period
  for any reason during the three-month period following
  such termination or resignation of the Consultant (the "Restriction Period"), the Consultant shall not become associated with any entity, whether as a principal, partner, employee, consultant or shareholder (other
  than as a holder of not in excess of 1% of the
  outstanding voting shares of any publicly traded
  company), that is actively engaged in the any business
  that directly competes with any business, that at the
  time of termination, The Company was actively engaged
  in during a period of three years.
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       (b) Confidentiality.  Without the prior written
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  consent of the Company, except for disclosures of
  Confidential Information (as defined below) in the
  ordinary course of business that, individually and in
  the aggregate, are not materially injurious to the
  Company or any of its subsidiaries, and except to the
  extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, the Consultant shall not disclose
  any trade secrets, customer lists, computer programs, drawings, designs, marketing or sales plans, management organization information (including data
  and other information relating to members of the Board or management), operating policies or manuals, business plans, financial records or other financial, commercial, business or technical information relating to the
  Company or any of its subsidiaries or information
  designated as confidential or proprietary that the
  Company or any of its subsidiaries may receive
  belonging to suppliers, customers or others who do
  business with the Company or any of its subsidiaries (collectively, "Confidential Information") to any third person unless such Confidential Information has
  been previously disclosed to the public by the Company
  or is in the public domain (other than by reason of the Consultant's breach of this Section 4(b)). If the
  Consultant receives an order of a court or a subpoena requiring the Consultant to disclose any Confidential Information, as described above, the Consultant shall promptly deliver a copy of such order or subpoena to
  the Company and the Company shall use its best efforts
  to assist the Consultant in responding thereto.
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       (c) Company Property.  Promptly following the
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  Consultant's termination of Consulting, the Consultant
  shall return to the Company all property of the
  Company, and all copies thereof in the Consultant's
  possession or under his control, including, without limitation, all Confidential Information, in whatever media.
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       (d) Non-solicitation of Employees.  During the
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  Consulting Period and the Restriction Period, the
  Consultant shall not directly or indirectly induce any employee of the Company or any of its subsidiaries to terminate Consulting with such entity, and will not directly or indirectly, either individually or as
  owner, agent, employee, consultant or otherwise,
  employ or offer Consulting to any person who is or was
  hired by the Company or a subsidiary thereof unless
  such person shall have ceased to be hired by such
  entity for a period of at least six months.
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       (e) Injunctive Relief with Respect to Covenants. The
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  Consultant acknowledges and agrees that the covenants and obligations of the Consultant with respect to non-competition, non-solicitation, confidentiality and
  Company property relate to special, unique and
  extraordinary matters and that a violation of any of
  the terms of such covenants and obligations will cause
  the Company and its subsidiaries irreparable injury
  for which adequate remedies are not available at law. Therefore, the Consultant agrees that the Company and its subsidiaries shall be entitled to an injunction, restraining order or such other equitable relief
  (without the requirement to post bond) as a court of
  competent jurisdiction may deem necessary or
  appropriate to restrain the Consultant from committing
  any violation of the covenants and obligations contained
  in this Section 4. These injunctive remedies are
  cumulative and are in addition to any other rights and remedies the Company or its subsidiaries may have at law or in equity.
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  5. Miscellaneous.
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       (a) Binding Effect.  This Agreement shall be binding
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  on the Company and any person or entity which succeeds to the interest of the Company (regardless of whether
  such succession occurs by operation of law, by reason
  of the sale of all or a portion of the Company's stock or assets or a merger, consolidation or reorganization involving the Company).  This Agreement shall also
  inure to the benefit of the Consultant's heirs,
  executors, administrators and legal representatives.
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       (b) Assignment.  Except as provided under Section 5
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  (a) above, neither this Agreement nor any of the rights
  or obligations hereunder shall be assigned or
  delegated by either party hereto without the prior
  written consent of the other party.
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       (c) Entire Agreement.  This Agreement supersedes any
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  and all prior agreements between the parties hereto, and
  constitutes the entire agreement between the parties
  hereto with respect to the matters referred to herein,
  and no other agreement, oral or otherwise, shall be
  binding between the parties unless it is in writing
  and signed by the party against whom enforcement is
  sought.  There are no promises, representations,
  inducements or statements between the parties other
  than those that are expressly contained herein. The
  Consultant acknowledges that she is entering into this Agreement of his own free will and accord, and with no duress, that he has read this Agreement and that he understands it and its legal consequences. No parol or other evidence may be admitted to alter, modify or
  construe this Agreement, which may be changed only by
  a writing signed by the parties hereto.
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       (d) Severability; Reformation.  In the event that
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  one or more of the provisions of this Agreement shall
  become invalid, illegal or unenforceable in any
  respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event any provision or
  Section of this agreement is not enforceable in
  accordance with its terms, the Consultant and the
  Company agree that such Section, or such portion of
  such Section, shall be reformed to make it enforceable
  in a manner which provides the Company the maximum rights permitted under applicable law.
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       (e) Waiver.  Waiver by either party hereto of any
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  breach or default by the other party of any of the terms
  of this Agreement shall not operate as a waiver of any
  other breach or default, whether similar to or
  different from the breach or default waived. No waiver
  of any provision of this Agreement shall be implied
  from any course of dealing between the parties hereto or
  from any failure by either party hereto to assert their
  rights hereunder on any occasion or series of occasions.
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       (f) Notices.  Any notice required or desired to be
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  delivered under this Agreement shall be in writing and
  shall be delivered personally, by courier service, by registered mail, return receipt requested, or by telecopy and shall be effective upon dispatch to the
  party to whom such notice shall be directed, and shall
  be addressed as follows (or to such other address as the
  party entitled to notice shall hereafter designate in accordance with the terms hereof):
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         If to the Company:
                                Unico, Inc.
                                Harbor Park
                                333 Ludlow Street
                                Stamford, CT 06902
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       (g) Amendments.  This Agreement may not be altered,
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  modified or amended except by a written instrument signed by each of the parties hereto.
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       (h) Headings.  Headings to sections in this
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  Agreement are for the convenience of the parties only and are not intended to be part of or to affect the
  meaning or interpretation hereof.
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       (i) Counterparts.  This Agreement may be executed in
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  counterparts, each of which shall be deemed an original
  but both of which together shall constitute one and
  the same instrument.
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       (j) Withholding.  Any payments provided for herein
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  shall be reduced by any amounts required to be withheld
  by the Company from time to time under applicable
  Federal, state or local income or Consulting tax laws or similar statutes or other provisions of law then in effect.
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       (k) Governing Law.  This Agreement shall be governed
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  by the laws of the State of Connecticut, without
  reference to principles of conflicts or choice of law
  under which the law of any other jurisdiction would
  apply.
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  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Consultant has hereunto set her hand as of the day and year first above written.
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                                Unico, Inc.
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                                /s/   Jay R. Weppler
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                                By:  Jay R. Weppler.
                                Title:  Chairman
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                                The Consultant:
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                                /s/ Andrei D. Sirbu
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                                Andrei D. Sirbu